UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 25, 2006

ATMEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
2325 Orchard Parkway
San Jose, CA 95131
(Address of principal executive offices, including zip code)
(408) 441-0311
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On August 25, 2006, Mr. Gust Perlegos submitted a letter to Atmel Corporation (the “Company”), tendering his resignation from the Board of Directors of the Company. A copy of the resignation letter sent by Mr. Perlegos to the Company is attached hereto as Exhibit 17.1 and is incorporated herein by reference. The Company does not intend to comment on the statements made by Mr. Perlegos in his resignation letter at this time.
The Company is providing Mr. Perlegos with a copy of the Item 5.02 disclosures it is making and is providing Mr. Perlegos with the opportunity to furnish a letter to the Company, as promptly as possible, stating whether Mr. Perlegos agrees with the statements made by the Company in response to this Item 5.02 and, if Mr. Perlegos does not agree with such statements, stating the respects in which he does not agree. The Company will file any letter received by the Company from Mr. Perlegos as an exhibit by an amendment to this Form 8-K within two business days after receipt by the Company.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
17.1	Letter of Resignation from Gust Perlegos, dated August 25, 2006.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atmel Corporation (Registrant)
Date: August 28, 2006	By:	/s/ Robert Avery
Robert Avery
Vice President Finance & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
17.1	Letter of Resignation from Gust Perlegos, dated August 25, 2006.